Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS FOURTH QUARTER 2018 RESULTS
Mats and Integrated Services posts record quarter;
Fluids Systems receives new award in Kuwait

THE WOODLANDS, TX – February 7, 2019 – Newpark Resources, Inc. (NYSE: NR) today announced results for its fourth quarter ended December 31, 2018. Total revenues for the fourth quarter of 2018 were $247.7 million compared to $235.3 million for the third quarter of 2018 and $204.4 million for the fourth quarter of 2017. Income from continuing operations for the fourth quarter of 2018 was $10.6 million, or $0.11 per diluted share, compared to $3.6 million, or $0.04 per diluted share, for the third quarter of 2018, and $7.9 million, or $0.09 per diluted share, for the fourth quarter of 2017. Fourth quarter 2018 results include the impact of the following:

•	$2.0 million of pre-tax charges in the U.S. Fluids Systems business ($1.6 million after-tax) consisting primarily of severance and related charges associated with cost optimization efforts;

•
$0.5 million of non-capitalizable expenses in the U.S. Fluids Systems business ($0.4 million after-tax) related to the continuation of the completion fluids facility conversion in the Port of Fourchon. With the conclusion of Phase I of this project, the facility is now operational, enabling us to provide both drilling and completion fluids to the deepwater Gulf of Mexico market.

Combined, the impact of the above items resulted in a $2.5 million reduction in operating income for the quarter and a $2.0 million reduction in income from continuing operations ($0.02 per diluted share).
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We’re extremely pleased with the performance of our Mats segment in the quarter, and in Fluids, we are seeing meaningful progress in the execution of our long-term strategy, which we believe is setting the course for improvements going forward.
“The Mats & Integrated Services segment achieved a quarterly record of $70 million in revenues in the fourth quarter. The strong fourth quarter results benefited from elevated year-end demand from the utility sector, which contributed to a quarterly record of $24 million of revenues from direct sales. In addition, we experienced strong rental and service demand across industries, benefiting in part from heavy rainfalls in the southern U.S., which contributed to a quarterly record of $46 million of revenues from rental and services,” added Howes. “With the exceptionally strong top line performance, segment operating margin improved to 30%.
“In Fluids Systems, fourth quarter revenues for the segment came in at $178 million, a 2% sequential decrease, driven primarily by the slowdown in Canada and a delay in the start of projects in the deepwater Gulf of Mexico, as planned projects were pushed from the fourth quarter to the first quarter. Internationally, revenues were relatively in-line sequentially, as the anticipated declines in Kuwait, Albania, and Brazil were substantially offset by broad-based improvements across other markets,” added Howes. “Despite the modestly softer Fluids Systems revenues, segment operating income remained in line with the prior quarter. As highlighted, the fourth quarter included the impact of $2.5 million of charges, primarily attributable to severance and other charges related to our ongoing cost optimization efforts.
“Benefiting from the stronger operational performance and reductions in working capital, we generated $43 million of cash from operating activities in the fourth quarter, which facilitated a $27 million reduction in outstanding debt in the quarter,” concluded Howes.
Fluids Systems International Contract Award
Following a recent tender process with Kuwait Oil Company, the Company has received notification of two new contract awards to provide drilling and completion fluids, along with related services, covering a five-year term. The initial revenue value of the combined awards is approximately $165 million and expands the Company’s presence to include a second base of operations in Northern Kuwait. The awards remain subject to contract execution, which is expected to be completed in the first quarter of 2019.
Segment Results
The Fluids Systems segment generated revenues of $177.7 million for the fourth quarter of 2018 compared to $181.0 million for the third quarter of 2018 and $162.4 million for the fourth quarter of 2017. Segment operating income was $8.2 million for the fourth quarter of 2018 compared to $8.3 million for the third quarter of 2018 and $7.4 million for the fourth quarter of 2017. Operating income for the fourth quarter of 2018 includes $2.0 million of charges, consisting primarily of severance and related costs and $0.5 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility.
The Mats and Integrated Services segment generated revenues of $69.9 million for the fourth quarter of 2018 compared to $54.4 million for the third quarter of 2018 and $42.0 million for the fourth quarter of 2017. Segment operating income was $20.7 million for the fourth quarter of 2018 compared to $12.9 million for the third quarter of 2018 and $11.7 million for the fourth quarter of 2017.
Conference Call
Newpark has scheduled a conference call to discuss fourth quarter 2018 results and its near-term operational outlook, which will be broadcast live over the Internet, on Friday, February 8, 2019 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through February 22, 2019 and may be accessed by dialing 201-612-7415 and using pass code 13686231#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2017, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, our ability to replace existing contracts, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials or the impact of tariffs on the cost of such raw materials, the availability of skilled personnel, our market competition, our ability to expand our product and service offerings and enter new customer markets with our existing products, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, the ongoing impact of the U.S. Tax Cuts and Jobs Act, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com. We assume no obligation to update, amend or clarify publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues	$247,664	$235,329	$204,389	$946,548	$747,763
Cost of revenues	197,310	194,730	165,291	766,975	607,899
Selling, general and administrative expenses	29,645	29,820	29,541	115,127	108,838
Other operating (income) loss, net	186	725	(283)	888	(410)
Operating income	20,523	10,054	9,840	63,558	31,436

Foreign currency exchange (gain) loss	822	(89)	951	1,416	2,051
Interest expense, net	4,205	3,668	3,028	14,864	13,273
Income from continuing operations before income taxes	15,496	6,475	5,861	47,278	16,112

Provision (benefit) for income taxes	4,927	2,831	(2,056)	14,997	4,893
Income from continuing operations	10,569	3,644	7,917	32,281	11,219

Loss from disposal of discontinued operations, net of tax	—	—	(17,367)	—	(17,367)
Net income (loss)	$10,569	$3,644	$(9,450)	$32,281	$(6,148)

Calculation of EPS:
Income from continuing operations - basic and diluted	$10,569	$3,644	$7,917	$32,281	$11,219

Weighted average common shares outstanding - basic	90,640	90,526	87,414	89,996	85,421
Dilutive effect of stock options and restricted stock awards	1,938	2,151	2,580	2,385	2,554
Dilutive effect of 2021 Convertible Notes	—	905	—	544	—
Weighted average common shares outstanding - diluted	92,578	93,582	89,994	92,925	87,975

Income per common share - diluted:
Income from continuing operations	$0.11	$0.04	$0.09	$0.35	$0.13
Loss from discontinued operations	—	—	(0.20)	—	(0.20)
Net income (loss)	$0.11	$0.04	$(0.11)	$0.35	$(0.07)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues
Fluids systems	$177,726	$180,970	$162,404	$715,813	$615,803
Mats and integrated services	69,938	54,359	41,985	230,735	131,960
Total revenues	$247,664	$235,329	$204,389	$946,548	$747,763

Operating income (loss)
Fluids systems	$8,245	$8,288	$7,435	$40,337	$27,580
Mats and integrated services	20,740	12,925	11,729	60,604	40,491
Corporate office	(8,462)	(11,159)	(9,324)	(37,383)	(36,635)
Operating income	$20,523	$10,054	$9,840	$63,558	$31,436

Segment operating margin
Fluids systems	4.6%	4.6%	4.6%	5.6%	4.5%
Mats and integrated services	29.7%	23.8%	27.9%	26.3%	30.7%

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$56,118	$56,352
Receivables, net	254,394	265,866
Inventories	196,896	165,336
Prepaid expenses and other current assets	15,904	17,483
Total current assets	523,312	505,037

Property, plant and equipment, net	316,293	315,320
Goodwill	43,832	43,620
Other intangible assets, net	25,160	30,004
Deferred tax assets	4,516	4,753
Other assets	2,741	3,982
Total assets	$915,854	$902,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$2,522	$1,518
Accounts payable	90,607	88,648
Accrued liabilities	48,797	68,248
Total current liabilities	141,926	158,414

Long-term debt, less current portion	159,225	158,957
Deferred tax liabilities	37,486	31,580
Other noncurrent liabilities	7,536	6,285
Total liabilities	346,173	355,236

Common stock, $0.01 par value (200,000,000 shares authorized and 106,362,991 and 104,571,839 shares issued, respectively)	1,064	1,046
Paid-in capital	617,276	603,849
Accumulated other comprehensive loss	(67,673)	(53,219)
Retained earnings	148,802	123,375
Treasury stock, at cost (15,530,952 and 15,366,504 shares, respectively)	(129,788)	(127,571)
Total stockholders’ equity	569,681	547,480
Total liabilities and stockholders' equity	$915,854	$902,716

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$32,281	$(6,148)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	45,899	39,757
Stock-based compensation expense	10,361	10,843
Provision for deferred income taxes	236	(10,350)
Net provision for doubtful accounts	2,849	1,481
Loss on sale of a business	—	21,983
Gain on sale of assets	(1,821)	(5,478)
Gain on insurance recovery	(606)	—
Amortization of original issue discount and debt issuance costs	5,510	5,345
Change in assets and liabilities:
(Increase) decrease in receivables	(7,388)	(73,722)
(Increase) decrease in inventories	(30,352)	(15,097)
(Increase) decrease in other assets	1,055	986
Increase (decrease) in accounts payable	2,449	14,153
Increase (decrease) in accrued liabilities and other	2,930	54,628
Net cash provided by operating activities	63,403	38,381

Cash flows from investing activities:
Capital expenditures	(45,141)	(31,371)
Refund of proceeds from sale of a business	(13,974)	—
Proceeds from sale of property, plant and equipment	2,612	7,747
Proceeds from insurance property claim	1,000	—
Business acquisitions, net of cash acquired	(249)	(44,750)
Net cash used in investing activities	(55,752)	(68,374)

Cash flows from financing activities:
Borrowings on lines of credit	347,613	176,267
Payments on lines of credit	(352,582)	(93,700)
Payment on 2017 Convertible Notes	—	(83,252)
Debt issuance costs	(149)	(955)
Proceeds from employee stock plans	3,874	2,424
Purchases of treasury stock	(3,870)	(3,239)
Other financing activities	601	165
Net cash used in financing activities	(4,513)	(2,290)

Effect of exchange rate changes on cash	(4,332)	2,444

Net decrease in cash, cash equivalents, and restricted cash	(1,194)	(29,839)
Cash, cash equivalents, and restricted cash at beginning of period	65,460	95,299
Cash, cash equivalents, and restricted cash at end of period	$64,266	$65,460

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income (loss) (GAAP) (1)	$10,569	$3,644	$(9,450)	$32,281	$(6,148)
Loss from disposal of discontinued operations, net of tax	—	—	17,367	—	17,367
Interest expense, net	4,205	3,668	3,028	14,864	13,273
Provision (benefit) for income taxes	4,927	2,831	(2,056)	14,997	4,893
Depreciation and amortization	11,553	11,591	10,759	45,899	39,757
EBITDA (non-GAAP) (1)	$31,254	$21,734	$19,648	$108,041	$69,142

(1)
Net income and EBITDA for the three months ended December 31, 2018 include $2.0 million of charges, consisting primarily of severance costs and $0.5 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility. Net income and EBITDA for the three months ended September 30, 2018 include a corporate office charge of $1.8 million related to the retirement and transition of our Senior Vice President, General Counsel and Chief Administrative Officer, $1.1 million of charges in Brazil primarily related to severance costs associated with our planned workforce reductions in the fourth quarter of 2018 in connection with the scheduled completion of the current contract with Petrobras, $0.8 million of charges related to the July 2018 fire at our Kenedy, Texas drilling fluids facility, and $0.6 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility. The impact of these items to net income and EBITDA was $6.8 million for the twelve months ended December 31, 2018.

Fluids Systems	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating income (GAAP) (1)	$8,245	$8,288	$7,435	$40,337	$27,580
Depreciation and amortization	5,137	5,178	5,344	20,922	21,566
EBITDA (non-GAAP) (1)	13,382	13,466	12,779	61,259	49,146
Revenues	177,726	180,970	162,404	715,813	615,803
Operating Margin (GAAP)	4.6%	4.6%	4.6%	5.6%	4.5%
EBITDA Margin (non-GAAP)	7.5%	7.4%	7.9%	8.6%	8.0%

(1)
Operating income and EBITDA for the three months ended December 31, 2018 include $2.0 million of charges, consisting primarily of severance costs and $0.5 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility. Operating income and EBITDA for the three months ended September 30, 2018 include $1.1 million of charges in Brazil primarily related to severance costs associated with our planned workforce reductions in the fourth quarter of 2018 in connection with the scheduled completion of the current contract with Petrobras, $0.8 million of charges associated with the July 2018 fire at our Kenedy, Texas drilling fluids facility, and $0.6 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility. The impact of these items to operating income and EBITDA was $4.9 million for the twelve months ended December 31, 2018.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Mats and Integrated Services	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating income (GAAP)	$20,740	$12,925	$11,729	$60,604	$40,491
Depreciation and amortization	5,533	5,427	4,578	21,321	14,991
EBITDA (non-GAAP)	26,273	18,352	16,307	81,925	55,482
Revenues	69,938	54,359	41,985	230,735	131,960
Operating Margin (GAAP)	29.7%	23.8%	27.9%	26.3%	30.7%
EBITDA Margin (non-GAAP)	37.6%	33.8%	38.8%	35.5%	42.0%
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	December 31, 2018	December 31, 2017
Current debt	$2,522	$1,518
Long-term debt, less current portion	159,225	158,957
Total Debt	161,747	160,475
Total stockholders' equity	569,681	547,480
Total Capital	$731,428	$707,955

Ratio of Total Debt to Capital	22.1%	22.7%

Total Debt	$161,747	$160,475
Less: cash and cash equivalents	(56,118)	(56,352)
Net Debt	105,629	104,123
Total stockholders' equity	569,681	547,480
Total Capital, Net of Cash	$675,310	$651,603

Ratio of Net Debt to Capital	15.6%	16.0%

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